Exhibit 5.4

[Letterhead of Andrews Kurth LLP]

September 13, 2012

Sabra Health Care Limited Partnership

Sabra Capital Corporation

18500 Von Karman Avenue

Suite 550

Irvine, California 92612

Re:	Registration of 8.125% Senior Notes due 2018 issued jointly and severally by Sabra Health Care Limited Partnership and Sabra Capital Corporation – Texas Guarantors

Ladies and Gentlemen:

We have acted as special Texas counsel to Sabra Texas Properties, L.P., a Texas limited partnership, Sabra Texas Holdings, L.P., a Texas limited partnership, Sabra Texas GP, LLC, a Texas limited liability company, and Sabra Texas Holdings GP, LLC, a Texas limited liability company (collectively, the “Texas Guarantors” and individually, a “Texas Guarantor”), each Texas Guarantor being a direct or indirect subsidiary of Sabra Health Care REIT, Inc., a Maryland corporation (“Sabra”), to provide this opinion to you in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Sabra Health Care Limited Partnership, a Delaware limited partnership (“Sabra UPREIT”), and Sabra Capital Corporation, a Delaware corporation (“Sabra Capital” and together with Sabra UPREIT, the “Issuers”), which are wholly owned subsidiaries of Sabra, and each of the guarantors listed therein (including the Texas Guarantors) (collectively, the “Guarantors”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus which provides for the issuance by the Issuers in an exchange offer of $100,000,000 aggregate principal amount of the Issuers’ 8.125% Senior Notes due 2018 (the “Exchange Notes”). The Exchange Notes will be offered by the Issuers in exchange for a like principal amount of the Issuers’ outstanding 8.125% Senior Notes due 2018 that were issued on July 26, 2012. The Exchange Notes are to be issued pursuant to the Indenture (the “Base Indenture”), dated as of October 27, 2010, among Sabra, the Issuers, certain of Sabra’s direct and indirect subsidiaries and Wells Fargo Bank, N.A., as Trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture dated as of November 4, 2010, (the “First Supplemental Indenture”), that certain Second Supplemental Indenture dated as of July 20, 2012 (the “Second Supplemental Indenture”), and that certain Third Supplemental Indenture dated as of September 12, 2012 (the “Third Supplemental Indenture” and together with the First Supplemental Indenture and Second Supplemental Indenture, the “Supplemental Indentures” and together with the Base Indenture, the “Indenture”). Payment of the Exchange Notes will be guaranteed by the Guarantors pursuant to the Indenture (the “Guarantees).

September 13, 2012

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following: (i) the organizational documents of the Texas Guarantors listed in Schedule A hereto (collectively, the “Organizational Documents”), (ii) a certificate of existence issued as of a recent date by the Secretary of State of the State of Texas as to each of the Texas Guarantors, (iii) a certificate of good standing issued as of a recent date by the Texas Comptroller of Public Accounts with respect to each of the Texas Guarantors, (iv) the authorization documents listed in Schedule B hereto and the certificates of the Secretaries of the Texas Guarantors or their general partners listed in Schedule C hereto and (v) the Indentures, the Exchange Notes and the Guarantees. We have also examined such other documents and certificates and such matters of law as we have deemed necessary for the purposes of this opinion.

In such examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified or photostatic copies. We have also assumed the legal capacity of all natural persons and the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered. As to any facts material to the opinions expressed herein, we have made no independent investigation of such facts and have relied upon certificates of public officials and certificates of the Secretaries of the Texas Guarantors or their general partners listed in Schedule C hereto.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. Each of Sabra Texas Properties, L.P. and Sabra Texas Holdings, L.P. is a limited partnership, validly existing and in good standing under the laws of the State of Texas.

2. Each of Sabra Texas GP, LLC and Sabra Texas Holdings GP, LLC is a limited liability company, validly existing and in good standing under the laws of the State of Texas.

3. Each of the Texas Guarantors has the limited liability company or limited partnership power and authority, as applicable, to execute and deliver the Second Supplemental Indenture and the Guarantees and to perform its obligations thereunder. The execution, delivery and performance by each of the Texas Guarantors of the Second Supplemental Indenture and the Guarantees have been duly authorized by all requisite limited liability company or limited partnership action, as applicable, by such Texas Guarantor.

4. The Texas Guarantors have each duly executed and delivered the Second Supplemental Indenture.

The opinions stated in this letter are limited to the applicable laws of the State of Texas and we express no opinion regarding the laws of any other jurisdiction.

This opinion is provided to the Issuers as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim

September 13, 2012

any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts and circumstances which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Very truly yours,

/s/ Andrews Kurth LLP

SCHEDULE A

Organizational Documents

Sabra Texas Properties, L.P.

Certificate of Formation Limited Partnership of Sabra Texas Properties, L.P., as filed with the Secretary of State of the State of Texas on April 7, 2011.

Statement of Change of Registered Office/Agent, as filed with the Secretary of State of the State of Texas on April 26, 2011.

Limited Partnership Agreement of Sabra Texas Properties, L.P., dated as of April 25, 2011.

Sabra Texas GP, LLC

Certificate of Formation Limited Liability Company of Sabra Texas GP, LLC, issued by the Secretary of State of the State of Texas on April 7, 2011.

Statement of Change of Registered Office/Agent, as filed with the Secretary of State of the State of Texas on April 26, 2011.

Company Agreement for Sabra Texas GP, LLC, dated as of April 25, 2011.

Sabra Texas Holdings, L.P.

Certificate of Formation Limited Partnership of Sabra Texas Holdings, L.P., as filed with the Secretary of State of the State of Texas on January 20, 2012.

Limited Partnership Agreement of Sabra Texas Holdings, L.P., dated as of January 20, 2012.

Sabra Texas Holdings GP, LLC

Certificate of Formation Limited Liability Company of Sabra Texas Holdings GP, LLC, as filed with the Secretary of State of the State of Texas on January 17, 2012.

Company Agreement of Sabra Texas Holdings GP, LLC, dated as of January 17, 2012.

Schedule A-1

SCHEDULE B

Authorization Documents

Joint Action by Written Consent of the Sole Member of Each of Sabra Texas GP, LLC and Sabra Texas Holdings GP, LLC and the General Partner of Each of Sabra Texas Properties, L.P. and Sabra Texas Holdings, L.P.

Schedule B-1

SCHEDULE C

Secretary’s and Incumbency Certificates

Sabra Texas Properties, L.P.

Certificate of General Partner, dated July 19, 2012, executed by Harold Andrews, as the Secretary of Sabra Texas GP, LLC, as the general partner of Sabra Texas Properties, L.P.

Sabra Texas GP, LLC

Certificate of Secretary, dated July 19, 2012, executed by Harold Andrews, as the Secretary of Sabra Texas GP, LLC.

Sabra Texas Holdings, L.P.

Certificate of General Partner, dated July 19, 2012, executed by Harold Andrews, as the Secretary of Sabra Texas Holdings GP, LLC, as the general partner of Sabra Texas Holdings, L.P.

Sabra Texas Holdings GP, LLC

Certificate of Secretary, dated July 19, 2012, executed by Harold Andrews, as the Secretary of Sabra Texas Holdings GP, LLC.

Schedule C-1